SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 7, 2005

HMS Holdings Corp.

(Exact name of registrant as specified in its charter)

New York (State of Incorporation)	0-50194 (Commission File Number)	11-3656261 (I.R.S. Employer Identification Number)

401 Park Avenue South, New York, New York 10016
(Address of principal executive offices, zip code)

(212) 725-7965
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Result of Operations and Financial Condition
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
Signatures
Exhibit Index
EX-99.1 Press release
EX-99.1: PRESS RELEASE

Item 2.02 Results of Operations and Financial Condition

On March 7, 2005, HMS Holdings Corp. (“The Company”) issued a press release announcing its results of operations for the quarter and year ended December 31, 2004. A copy of the press release is attached as Exhibit 99.1.

The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events

The Company also announced that it was reviewing with its auditors an apparent mistake in its footnote disclosure of the subsequent effect of its adoption of the revenue recognition guidance of Staff Accounting Bulletin No. 101 (“SAB 101”) during fiscal 2000. Since such adoption, the Company has recognized revenue for its contingency fee based services when third party payors remit payments to its customers. As a result of the adoption of SAB 101 as of November 1, 1999, the Company recorded a charge to earnings representing the cumulative effect of change in accounting principle of $22.0 million, which reflects unbilled accounts receivable of $41.7 million that had been previously recognized as revenue in accordance with the Company’s prior revenue recognition policies offset by $1.5 million of direct costs and income tax benefit of $18.2 million.

SAB 101 requires that in reporting periods subsequent to the cumulative effect transition adjustment, the Company should disclose the amount of revenue (if material to income before income taxes) recognized in those periods that was included in the cumulative effect adjustment. The Company has reported these amounts in the footnotes to its financial statements in each of its annual reports since the change in accounting principle. However, the Company has recently learned that its footnote disclosure did not distinguish between amounts that were ultimately billed as revenue and amounts that were determined not to be collectable and accordingly not included in revenues. Although it appears this disclosure did not accurately portray the ultimate resolution of the cumulative effect adjustment, the Company believes its reported revenues on its statements of operations for periods subsequent to the cumulative effect adjustment on November 1, 1999 are accurate and unaffected by this matter. The Company’s audit committee is investigating the circumstances surrounding the mistake. The Company anticipates that any deficiencies in its prior footnote disclosures will be corrected in the Company’s annual report on Form 10-K for fiscal 2004 and will have no effect on reported earnings or cash flows.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release dated March 7, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 7, 2005

HMS Holdings Corp.
By:	/s/ William F. Miller III
William F. Miller III
Chairman and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Thomas G. Archbold

Thomas G. Archbold Chief Financial Officer (Principal Financial Officer and Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release issued March 7, 2005